Exhibit 10.1
PERFORMANCE AWARD AGREEMENT
HERCULES OFFSHORE, INC.
2014 LONG-TERM INCENTIVE PLAN

This Performance Award Agreement (this “Agreement”) is made and entered into by and between Hercules Offshore, Inc., a Delaware corporation (the “Company”), and John T. Rynd (the “Participant”) as of [•], 2015 (the “Date of Grant”).
W I T N E S S E T H
WHEREAS, the Company has adopted the Hercules Offshore, Inc. 2014 Long-Term Incentive Plan (the “Plan”); and
WHEREAS, the Compensation Committee of the Board of Directors of the Company has determined that it is in the best interests of the Company and its shareholders to grant a Performance Award to the Participant in the form of Restricted Stock Units and a Cash Award pursuant to the Plan and the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants and conditions hereafter set forth and for other good and valuable consideration, the Company and the Participant agree as follows:
1.Grant of Restricted Stock Units and Cash Award. The Company hereby grants to the Participant, as of the Date of Grant:

(a)    400,000 Restricted Stock Units on the terms and conditions set forth in this Agreement and in the Plan (the “RSUs”); and
(b)    A Cash Award with a target value equal to $1,082,334 (the “Cash Award” and, together with the RSUs, the “Performance Award”). The Participant hereby acknowledges receipt of a copy of the Plan, and agrees that the Performance Award granted hereunder shall be subject to all of the terms and provisions of the Plan.
In the event of any conflict between (i) the terms of this Agreement (including Exhibit A) and the Plan, the Plan shall control and (ii) the terms of this Agreement (including Exhibit A) and any written employment agreement between the Participant and the Company, such employment agreement shall control. Capitalized terms used in this Agreement that are not defined herein (or in Exhibit A) shall have the meanings given to them in the Plan.
2.Earning of Performance Award.

(a)Subject to the provisions of Section 4, with respect to each Performance Period, the portion of the Performance Award that shall become earned on the Performance Certification Date with respect to such Performance Period shall be determined as follows:

(i)If the sum of (x) the Downtime Performance Earned Percentage for such Performance Period and (y) the SPP Performance Earned Percentage for such Performance Period (such sum, the “Total Earned Percentage”) is greater than or equal to 60%, then:

(A)The number of RSUs set forth under the heading “RSUs Earned” in the column of the Earned Amount Chart corresponding to such Performance Period shall become earned on the Performance Certification Date for such Performance Period; and

(B)The amount of the Cash Award that shall become earned on the Performance Certification Date for such Performance Period shall be equal to the product of (x) the Cash Earned

Percentage for such Performance Period (determined in accordance with the Earned Amount Chart) and (y) the target value of the Cash Award (such product, the “Earned Cash Amount”).

(ii)If the Total Earned Percentage for such Performance Period is less than 60%, then none of the RSUs and no portion of the Cash Award shall become earned on the Performance Certification Date for such Performance Period.

(b)Subject to Section 4, any portion of the Performance Award that becomes earned in accordance with Section 2(a) or Section 4 shall be settled in accordance with Section 3. Any portion of any Performance Award that does not become earned in accordance with Section 2(a) or Section 4 during a Performance Period shall be forfeited on the Performance Certification Date for such Performance Period.

(c)Without limiting the foregoing and unless the Performance Award has been forfeited earlier, the Committee shall certify in writing as promptly as practicable after the close of each Performance Period, whether, and the extent to which, the applicable requirements of Section 2(a) have been satisfied and the amount of the Performance Award, if any, that becomes earned with respect to such Performance Period.

3.Payment. Within 30 days following the Performance Certification Date for the final Performance Period, so long as the Participant remains continuously employed by the Company or one of its Subsidiaries through the applicable payment date, the Company shall:

(a)    With respect to any RSUs that have become earned hereunder, issue to the Participant a number of fully vested shares of Stock equal to such earned RSUs (less the number of shares withheld to satisfy tax withholding requirements pursuant to Section 7); and
(b)    With respect to any portion of the Cash Award that has become earned hereunder, pay to the Participant an amount of cash equal to the Earned Cash Amount, as applicable, less applicable tax withholding pursuant to Section 7.
4.Effect of Termination of Employment.

(a)If the Participant incurs a Termination of Employment prior to the payment of the Performance Award, then the Performance Award shall be immediately forfeited by the Participant as of the date of such Termination of Employment and the Company shall have no further obligations hereunder.

(b)Notwithstanding any provision of Section 3 or any of the preceding provisions of this Section 4 to the contrary, the Performance Award shall be treated as follows upon the occurrence of a Change in Control, provided that the Participant is employed by the Company or one of its Subsidiaries upon the consummation of such Change in Control:

(i)If such Change in Control occurs on or after the last day of a Performance Period (determined without regard to Section 4(b)(ii)) and before the Performance Certification Date for such Performance Period, all future Performance Certification Dates shall be deemed to be changed to the date of such Change in Control.

(ii)If such Change in Control occurs before the last day of a Performance Period (determined without regard to this Section 4(b)(ii)):

(A)All Performance Periods that have not ended as of the date of such Change in Control shall be deemed to end on the date of such Change in Control; and

(B)All future Performance Certification Dates shall be deemed to be changed to the date of such Change in Control.

5.Limitation of Rights. Nothing in this Agreement or the Plan shall be construed to (a) give the Participant any right to be awarded any further cash award or any other Award in the future, even if cash awards or other Awards are granted on a regular or repeated basis, as grants of cash awards and other Awards are completely voluntary and made solely in the discretion of the Committee; (b) give the Participant or any other Person any interest in any fund or in any specified asset or assets of the Company or any Subsidiary; or (c) confer upon the Participant the right to continue in the employment of the Company or any Subsidiary, or affect the right of the Company or any Subsidiary to terminate the employment of the Participant at any time or for any reason. Neither the Participant, nor any Person claiming through the Participant, shall have any right or interest in the Performance Award granted hereunder, unless and until all the terms, conditions and provisions of this Agreement and the Plan that affect the Participant or such other Person shall have been complied with as specified herein.

6.Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by the Participant, the Company and their respective permitted successors and assigns (including personal representatives, heirs and legatees), except that the Participant may not assign any rights or obligations under this Agreement except to the extent and in the manner expressly permitted herein.

7.Tax Withholding. All amounts payable to the Participant hereunder shall be reduced by the amount the Company is required to withhold under the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), or its successors, or any other federal, state, local or other tax withholding requirement. When the Company is required to withhold any amount or amounts under the applicable provisions of the Code, the Company shall withhold (in cash or shares of Stock otherwise deliverable, as applicable) from each payment of the Performance Award to be paid to the Participant an amount necessary to satisfy the Company’s minimum withholding obligations. The Participant acknowledges and agrees that none of the Board, the Committee, the Company or any of its Affiliates have made any representation or warranty as to the tax consequences to the Participant as a result of the receipt of the Performance Award. The Participant represents that he is in no manner relying on the Board, the Committee, the Company or any of its Affiliates or any of their respective managers, directors, officers, employees or authorized representatives (including, without limitation, attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences. The Participant represents that he has consulted with any tax consultants that the Participant deems advisable in connection with the grant of the Performance Award.

8.Entire Agreement; Amendment. This Agreement and any written employment agreement between the Participant and the Company in effect from time to time constitute the entire agreement of the parties with regard to the subject matter hereof, and contain all the covenants, promises, representations, warranties and agreements between the parties with respect to the Performance Award granted hereunder. Without limiting the scope of the preceding sentence, except as provided in this Agreement and any written employment agreement between the Participant and the Company in effect from time to time, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan; provided, however, that except as otherwise provided in the Plan or this Agreement, any such amendment that materially reduces the rights of the Participant shall be effective only if it is in writing and signed by both the Participant and an authorized officer of the Company.

9.Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware, without regard to conflicts of law principles thereof.

10.Headings; References; Interpretation. All Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including all Exhibits attached hereto, and not to any particular provision of this Agreement. All references herein to Sections and Exhibits shall, unless the context requires a different construction, be deemed to be references to the Sections of this Agreement and the Exhibits attached hereto, and all such Exhibits attached hereto are hereby incorporated herein and made a part hereof for all purposes. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. The word “or” as used herein is not exclusive and shall be deemed to have the meaning “and/or”. Unless the context requires otherwise, all references herein to an agreement, instrument or other document shall be deemed to refer to such agreement, instrument or other document as amended, supplemented, modified and restated from time to time to the extent permitted by the provisions thereof. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party hereto, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the parties hereto and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto.

11.Section 409A. Notwithstanding any provision of this Agreement to the contrary, all payments under this Agreement are intended to be exempt from Section 409A of the Internal Revenue Code of 1986, as amended, and the applicable Treasury regulations and administrative guidance issued thereunder and this Agreement shall be construed and administered in accordance with such intent.

[Remainder of Page Intentionally Blank;
Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by one of its officers thereunto duly authorized and the Participant, effective for all purposes as provided above.

HERCULES OFFSHORE, INC.

By:__________________________________
Beau M. Thompson
General Counsel and Secretary

PARTICIPANT

____________________________________
John T. Rynd

EXHIBIT A

As used in this Agreement, the following terms shall have the meanings set forth below:

(a)
“Cash Earned Percentage” means, with respect to a Performance Period, the percentage under the heading “Cash Earned Percentage” that corresponds to the Total Earned Percentage for such Performance Period in the Earned Amount Chart.

(b)	“Company SPP Rank” means the Company SPP Rank on the Peer Group SPP Chart.

(c)
“Downtime Performance Earned Percentage” means the percentage in the column entitled “Downtime Performance Percentage” that corresponds to the Downtime Performance Percentage Rank on the Downtime Performance Percentage Chart.

(d)
“Downtime Performance Percentage” or “DPP” means, with respect to a Performance Period, the average of the annual downtimes of the Company’s rigs and liftboats expressed as a percentage and determined in accordance with the Company’s prescribed practices and policies as interpreted and applied by the Committee, for each calendar year during such Performance Period.

(e)	“Downtime Performance Percentage Chart” means the following chart:

Downtime Performance Percentage	Downtime Performance Earned Percentage
DPP ≤ 1.35%	100%
1.35% < DPP ≤ 1.37%	100%
1.37% < DPP ≤ 1.39%	100%
1.39% < DPP ≤ 1.41%	90%
1.41% < DPP ≤ 1.43%	80%
1.43% < DPP ≤ 1.45%	70%
1.45% < DPP ≤ 1.47%	60%
1.47% < DPP ≤ 1.50%	50%
1.50% < DPP ≤ 1.53%	40%
1.53% < DPP ≤ 1.57%	30%
1.57% < DPP ≤ 1.61%	20%
1.61% < DPP ≤ 1.65%	10%

(f)	"Earned Amount Chart” means the following chart:

Total Earned Percentage	1/1/2015 - 12/31/2015		1/1/2015 - 12/31/2016		1/1/2015 - 12/31/2017
	RSUs Earned	Cash Earned Percentage	RSUs Earned	Cash Earned Percentage	RSUs Earned	Cash Earned Percentage
200%	80,000	40%	120,000	60%	200,000	100%
190%	80,000	38%	120,000	57%	200,000	95%
180%	80,000	36%	120,000	54%	200,000	90%
170%	80,000	34%	120,000	51%	200,000	85%
160%	80,000	32%	120,000	48%	200,000	80%
150%	80,000	30%	120,000	45%	200,000	75%
140%	80,000	28%	120,000	42%	200,000	70%
130%	80,000	26%	120,000	39%	200,000	65%
120%	80,000	24%	120,000	36%	200,000	60%
110%	80,000	22%	120,000	33%	200,000	55%
100%	80,000	20%	120,000	30%	200,000	50%
90%	80,000	18%	120,000	27%	200,000	45%
80%	80,000	16%	120,000	24%	200,000	40%
70%	80,000	14%	120,000	21%	200,000	35%
60%	80,000	0%	120,000	0%	200,000	0%
Less than 60%	0	0%	0	0%	0	0%

(g)
“Ending Share Price” means, with respect to a Performance Period, the average closing price of one share of common stock of the relevant Peer Group member over the 90-day period ending on the last day of such Performance Period.

(h)
“Peer Group” means the Company, Atwood Oceanics, Inc., Basic Energy Services, Inc., Dresser-Rand Group, Inc., Gulfmark Offshore, Inc., Helmerich & Payne Inc., Hornbeck Offshore Services, Inc., Paragon Offshore plc, Parker Drilling Company, Patterson-UTI Energy, Inc., Rowan Companies plc, Seacor Holdings Inc., TETRA Technologies, Inc., Tidewater Inc., Unit Corporation and Vantage Corporation, to the extent such entities or their successors are in existence and have publicly traded common stock as of the last day of the applicable Performance Period, as may be adjusted by the Committee to account for extraordinary events, such as mergers, acquisitions, divestitures or bankruptcies, affecting the Company or such other entities.

(i)	“Peer Group SPP Chart” means the following chart:

Company SPP Rank	SPP Performance Earned Percentage
1st	100%
2nd	100%
3rd	100%
4th	90%
5th	80%
6th	70%
7th	60%
8th	50%
9th	40%
10th	30%
11th	20%
12th	10%
13th	0%
14th	0%
15th	0%
16th	0%

If the number of members of the Peer Group decreases prior to the end of a Performance Period, the Company SPP Rank shall be determined as follows: (i) the Company’s SPP shall be ranked among the SPPs of the remaining members of the Peer Group on of the last day of such Performance Period, with the highest SPP being ranked first, (ii) the rank of the Company’s SPP among the remaining members of the Peer Group on the last day of such Performance Period shall then be multiplied by a fraction, the numerator of which is 16 and the denominator of which is the number of members of the Peer Group on the last day of such Performance Period, and (iii) the number obtained in subclause (ii) shall be the Company SPP Rank on the Peer Group SPP Chart.

(j)
“Performance Certification Date” means, with respect to each Performance Period, the date(s) as of which the Committee makes its written certifications of the Company SPP Rank and the Downtime Performance Percentage for such Performance Period, as applicable, and its determination of whether and the extent to which the applicable Performance Requirements have been satisfied in accordance with Section 2(c).

(k)
“Performance Period” means each of the following three periods: (i) the period beginning on January 1, 2015 and ending on December 31, 2015, (ii) the period beginning on January 1, 2015 and ending on December 31, 2016 and (ii) the period beginning on January 1, 2015 and ending on December 31, 2017.

(l)	“Performance Requirement” means the condition that must necessarily be attained to earn the Performance Award pursuant to Section 2(a).

(m)
“SPP” means the common stock price growth (or loss) for each entity in the Peer Group over the Performance Period, as measured for each entity by dividing (i) the difference between the entity’s Ending Share Price and Starting Share Price, by (ii) the entity’s Starting Share Price.

(n)	“SPP Performance Earned Percentage” means the percentage in the column entitled “SPP Performance Earned Percentage” that corresponds to the Company SPP Rank on the Peer Group SPP Chart.

(o)
“Starting Share Price” means, with respect to a Performance Period, the average closing price of one share of common stock of the relevant Peer Group member over the 90-day period ending on the last day before the beginning of such Performance Period.

(p)	“Termination of Employment” means the act, event or condition by or upon which the Participant ceases to be an Employee.